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                                                                     EXHIBIT 4.2






                               AHL SERVICES, INC.

                            1997 STOCK INCENTIVE PLAN



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                               AHL SERVICES, INC.

                            1997 STOCK INCENTIVE PLAN
                                TABLE OF CONTENTS

SECTION                                                                                                         PAGE
-------                                                                                                         ----
SECTION 1.  Purpose...............................................................................................1

SECTION 2.  Definitions...........................................................................................1
         2.1      "AHL"...........................................................................................1
         2.2      "BOARD".........................................................................................1
         2.3      "CHANGE IN CONTROL" ............................................................................1
         2.4      "CODE"..........................................................................................1
         2.5      "COMMITTEE".....................................................................................1
         2.6      "DIRECTOR"......................................................................................1
         2.7      "DISABILITY"....................................................................................2
         2.8      "FAIR MARKET VALUE".............................................................................2
         2.9      "ISO"...........................................................................................2
         2.10     "KEY EMPLOYEE"..................................................................................2
         2.11     "1933 ACT"......................................................................................2
         2.12     "NON-ISO".......................................................................................2
         2.13     "OPTION"........................................................................................2
         2.14     "OPTION CERTIFICATE"............................................................................2
         2.15     "OPTION PRICE"..................................................................................2
         2.16     "PARENT CORPORATION"............................................................................2
         2.17     "PLAN"..........................................................................................2
         2.18     "RULE 16B-3"....................................................................................3
         2.19     "STOCK".........................................................................................3
         2.20     "SUBSIDIARY"....................................................................................3
         2.21     "TEN PERCENT SHAREHOLDER".......................................................................3

SECTION 3.  Shares Subject to Options.............................................................................3

SECTION 4.  Effective Date........................................................................................3

SECTION 5.  Committee.............................................................................................3

SECTION 6.  Eligibility...........................................................................................4


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
SECTION 7.  Grant of Options......................................................................................4
        7.1 Grant of Options to Key Employees.....................................................................4
        7.2 Grant of Options to Directors.........................................................................4
        7.3 $100,000 Limit........................................................................................5

SECTION 8.  Option Price..........................................................................................5

SECTION 9.  Exercise Period.......................................................................................5

SECTION 10.  Nontransferability...................................................................................7

SECTION 11.  Securities Registration and Restrictions.............................................................7

SECTION 12.  Life of Plan.........................................................................................8

SECTION 13.  Adjustment...........................................................................................8

SECTION 14.  Sale or Merger of AHL; Change in Control.............................................................8
        14.1 Sale or Merger.......................................................................................8
        14.2 Change in Control....................................................................................9

SECTION 15.  Amendment or Termination.............................................................................9

SECTION 16.  Miscellaneous........................................................................................9
        16.1 No Shareholder Rights................................................................................9
        16.2 No Contract of Employment............................................................................9
        16.3 Withholding.........................................................................................10
        16.4 Construction........................................................................................10
        16.5 Loans...............................................................................................10


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         SECTION 1.  PURPOSE.

         The purpose of this Plan is to promote the interests of AHL and its Subsidiaries and affiliates by granting Options to purchase Stock to Key Employees and Directors in order (a) to attract and retain Key Employees and Directors, (b) to provide an additional incentive to each Key Employee and Director to work to increase the value of the Stock and (c) to provide each Key Employee and Director with a stake in the future of AHL that corresponds to the stake of each of AHL's shareholders.

         SECTION 2.  DEFINITIONS.

         Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

                  2.1 "AHL" means AHL Services, Inc., a Georgia corporation, and any successor to such corporation.

                  2.2 "BOARD" means the board of directors of AHL.

                  2.3 "CHANGE IN CONTROL" means (a) the acquisition of the power to direct, or cause the direction of, the management and policies of AHL by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (b) the acquisition, directly or indirectly, of the power to vote eighty percent (80%) or more of the outstanding Stock by a person or persons (other than a person possessing such power on the date this Plan becomes effective or an employee benefit plan established and maintained by AHL). For purposes of this definition,
         (i) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (ii) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.

                  2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

                  2.5 "COMMITTEE" means a committee that, at the Board's discretion, shall have at least two (2) members, each member of which shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code.

                  2.6 "DIRECTOR" means any member of the Board who is not an employee of AHL or any Subsidiary of AHL.

                  2.7 "DISABILITY" means a condition which the Committee in its discretion determines would be treated as a total and permanent disability under Section 22(e)(3) of the Code.


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                  2.8  "FAIR MARKET VALUE" means (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the NASDAQ quotation system or, if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with Section 2.8(a) for the immediately preceding business day or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

                  2.9 "ISO" means an option granted under this Plan to purchase Stock that is intended to satisfy the requirements of Section 422 of the Code.

                  2.10 "KEY EMPLOYEE" means an employee of AHL or any Subsidiary of AHL who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of AHL or a Subsidiary of AHL.

                  2.11 "1933 ACT" means the Securities Act of 1933, as amended.

                  2.12 "NON-ISO" means an option granted under this Plan to purchase stock that is intended to fail to satisfy the requirements of
         Section 422 of the Code.

                  2.13 "OPTION" means an ISO or a Non-ISO.

                  2.14 "OPTION CERTIFICATE" means the written agreement or instrument that sets forth the terms of an Option granted to a Key Employee or Director under this Plan.

                  2.15 "OPTION PRICE" means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

                  2.16 "PARENT CORPORATION" means any corporation that is a parent of AHL within the meaning of Section 424(e) of the Code.

                  2.17 "PLAN" means this AHL Services, Inc. 1997 Stock Incentive Plan effective as of the date of the consummation of AHL's initial public offering (the "IPO Date") and as amended from time to time thereafter.

                  2.18 "RULE 16B-3" means the exemption under Rule 16b-3 to
         Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

                  2.19 "STOCK" means the $.01 par value common stock of AHL.

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                  2.20 "SUBSIDIARY" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of another corporation.

                  2.21 "TEN PERCENT SHAREHOLDER" means a person who owns (after taking into account the attribution rules of Section 424(d) of the
         Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either AHL, a Subsidiary of AHL or a Parent Corporation.

         SECTION 3.  SHARES SUBJECT TO OPTIONS.

         There shall be 376,250 shares of Stock reserved for use under this Plan. Such shares of Stock shall be reserved to the extent that the Board deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by AHL. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of such Option for another Option shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section
16.3 of this Plan shall not again be available for use under this Plan.

         SECTION 4.  EFFECTIVE DATE.

         The effective date of this Plan shall be the IPO Date, provided AHL's shareholders (acting at a duly called meeting of such shareholders) approve the establishment of this Plan within twelve (12) months after the date the Board adopts this Plan. Any Option granted after the IPO Date and before such shareholder approval automatically shall be granted subject to such approval. If there is no such approval by AHL's shareholders, the Plan shall not go into effect.

         SECTION 5.  COMMITTEE.

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, and not contrary to the terms of this Plan, which action shall be binding on AHL, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

         SECTION 6.  ELIGIBILITY.

         Key Employees and Directors shall be eligible for the grant of Non-ISOs under this Plan. Only Key Employees shall be eligible for the grant of ISOs under this Plan.


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         SECTION 7.  GRANT OF OPTIONS.

         7.1 GRANT OF OPTIONS TO KEY EMPLOYEES. The Board, or at the Board's discretion, the Committee, acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for the cancellation of outstanding Options which have a higher or lower Option Price; provided, however, no Option or Options, individually or collectively, shall be granted in any calendar year to any Key Employee for more than 100,000 shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall:

                  (a)      specify whether the Option is an ISO or Non-ISO,

                  (b) provide that the right to exercise the Option granted by the Option Certificate shall accrue and become exercisable for twenty-five percent (25%) of the number of shares subject to the Option on each annual anniversary of the date of grant of the Option (i.e., each Option granted shall vest in equal increments over a four (4) year period from the date of grant of the Option), or as otherwise determined by the Board, or at the Board's discretion, the Committee, or

                  (c) incorporate such other terms and conditions as the Board, or at the Board's discretion, the Committee, acting in its absolute discretion deems consistent with the terms of this Plan.

If the Board, or at the Board's discretion, the Committee, grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

         7.2 GRANT OF OPTIONS TO DIRECTORS. The Board, or at the Board's discretion, the Committee, acting in its absolute discretion shall have the right to grant Non-ISOs to Directors under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Non-ISOs in exchange for the cancellation of outstanding Non-ISOs which have a higher or lower Option Price. Each grant of a Non-ISO shall be evidenced by an Option Certificate, and each Option Certificate shall:

                  (a) provide that the right to exercise the Option granted by the Option Certificate shall accrue and become exercisable for twenty-five percent (25%) of the number of shares subject to the Option on each annual anniversary of the date of grant of the Option (i.e., each Option granted shall vest in equal increments over a four (4) year period from the date of grant of the Option), or as otherwise determined by the Board, or at the Board's discretion, the Committee, and

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                  (b)      incorporate such other terms and conditions as the
                           Board, or at the Board's discretion, the Committee, acting in its absolute discretion deems consistent with the terms of this Plan.

         7.3 $100,000 LIMIT. The aggregate Fair Market Value of the shares of Stock subject to ISOs and other incentive stock options (that satisfy the requirements under Section 422 of the Code) granted to a Key Employee under this Plan and under any other stock option plan adopted by AHL, a Subsidiary of AHL or a Parent Corporation that first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted. The Committee shall interpret and administer the limitation set forth in this
Section 7.3 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 7.3 as in effect only for those periods for which
Section 422(d) of the Code is in effect.

         SECTION 8.        OPTION PRICE.

         The Option Price for each share of Stock subject to an ISO shall be no less than the Fair Market Value of a share of Stock on the date the ISO is granted or, if the ISO is granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date the ISO is granted. In addition, the Option Price for a Non-ISO shall be no less than the Fair Market Value of a share of Stock on the date the Non-ISO is granted. The Option Price shall be payable in full and in cash upon the exercise of any Option.

         SECTION 9.        EXERCISE PERIOD.

         Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall:

                  (a) provide for the exercise of an Option other than as provided pursuant to Section 7.1(b) or Section 7.2(a) of this Plan, or

                  (b) make an Option exercisable on or after the earlier of:

                           (1) the date that is the fifth anniversary of the date such Option is granted, if such Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date such Option is granted, and

                           (2) the date that is the tenth anniversary of the date such Option is granted, if such Option is a Non-ISO or if such Option is an ISO and is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.


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         Subject to the exercise limits imposed under Section 9(b), an Opinion
Certificate may provide for the exercise of an Option after the employment of a Key Employee or the service of a Director on the Board has terminated for any reason whatsoever, including death or Disability; provided, however, that unless otherwise provided in an Option Certificate,

                  (c) in the event that a Key Employee's employment by AHL is terminated on any date, other than as a result of death or Disability, the Option shall expire immediately and automatically on the last day of the three (3) consecutive month period which immediately follows the last day of the Key Employee's current continuous period of employment by AHL; provided, however, that in the event a Key Employee's employment by AHL is terminated on any date (1) by AHL for good cause (as determined by the Committee in its absolute discretion) or (2) by the Key Employee without written consent of AHL, the Option shall expire immediately and automatically on such date and shall be of no further force and effect with respect to any shares of Stock not purchased before such date;

                  (d) in the event that a Director's service on the Board is terminated on any date, other than as a result of death or Disability, the Option shall expire immediately and automatically on the last day of the Director's current continuous period of service on the Board; and

                  (e) in the event that a Key Employee or Director dies while employed by AHL or while serving on the Board of AHL, or in the event a Key Employee's employment by AHL or a Director's service on the Board of AHL terminates as a result of Disability, the Option may be exercised in full, to the extent not previously exercised, (notwithstanding that such Option may not otherwise have fully vested pursuant to Section 7.1(b) or Section 7.2(a) of this Plan) at any time during the twelve (12) consecutive month period immediately following the date of death or termination of employment or service on the Board, by the person or persons to whom the rights of the Key Employee or Director under the Option pass by will or by the applicable laws of descent and distribution (in the case of death) and by the Key Employee or Director (in the case of termination as a result of Disability) and the Option shall expire immediately and automatically on the last day of such period and shall be of no further force and effect with respect to any shares of Stock not purchased before such date.

         For purposes of determining whether a Key Employee has terminated employment with AHL, (i) employment by a Subsidiary of AHL shall be treated as employment by AHL, (ii) a transfer of employment between or among AHL and Subsidiaries of AHL shall not be treated as a termination of a Key Employee's continuous employment with AHL, and (iii) if a Key Employee is

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employed by a Subsidiary, the sale of such Subsidiary by AHL shall be treated as a termination of the Key Employee's continuous employment with AHL.

         SECTION 10.  NONTRANSFERABILITY.

         An Option granted under this Plan shall not be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of a Key Employee or Director only by such Key Employee or Director. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee or Director under this Plan.

         SECTION 11.  SECURITIES REGISTRATION AND RESTRICTIONS.

         Each Option Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option, the Key Employee or Director shall, if so requested by AHL, agree to hold such shares of Stock for investment and not with a view to resale or distribution to the public and, if so requested by AHL, shall deliver to AHL a written statement satisfactory to AHL to that effect. Each Option Certificate also shall provide that, if so requested by AHL, the Key Employee or Director shall make a written representation to AHL that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to AHL an opinion in form and substance satisfactory to AHL of legal counsel satisfactory to AHL that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option may, at the discretion of AHL, bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of (a) an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or (b) an opinion in form and substance satisfactory to AHL of legal counsel satisfactory to AHL that such registration is not required.

         SECTION 12.  LIFE OF PLAN.

         No Option shall be granted under this Plan on or after the earlier of

                  (a) the tenth anniversary of the effective date of this
                      Plan (as determined under Section 4 of this Plan), in which event this Plan shall continue in effect thereafter until all outstanding Options have been exercised in full or no longer are exercisable, and

                  (b) the date on which all of the Stock reserved under
                      Section 3 of this Plan has (as a result of the exercise of Options) been issued or no longer is available

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                           for use under this Plan, in which event this Plan
                           also shall terminate on such date.

         SECTION 13.  ADJUSTMENT.

         The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan and the number, kind or class (or any combination thereof) of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of AHL, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner that satisfies the requirements of Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan and the number, kind or class (or any combination thereof) of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in Section 424(a) of the Code, which provides for the substitution or assumption of such Options in order to take into account on an equitable basis the effect of such transaction. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under Section 3" within the meaning of Section 15(a) of this Plan.

         SECTION 14.  SALE OR MERGER OF AHL; CHANGE IN CONTROL.

         14.1 SALE OR MERGER. If AHL agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan in accordance with Section 13 of this Plan on a basis that is fair and equitable to holders of such Options as determined by the Board, each then outstanding Option, at the direction and discretion of the Board, may be canceled unilaterally by AHL as of any date before the effective date of such transaction if he or she then has the right (for a reasonable period of time) to exercise his or her Option in full (notwithstanding that such Option may not otherwise have fully vested pursuant to Section 7.1(b) or Section 7.2(a) of this Plan) on any date before the date as of which the Board unilaterally cancels such Option in full.

         14.2 CHANGE IN CONTROL. If the Board determines that there has been a Change in Control of AHL or a tender or exchange offer is made for Stock (other than by an employee benefit plan established and maintained by AHL), the Board thereafter shall have the right to take such action with respect to any or all unexercised Options under this Plan as the Board deems

                                       -8-

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appropriate under the circumstances to protect the interest of AHL in maintaining the integrity of such grants under this Plan, including following the procedure set forth in Section 14.1 for a sale or merger of AHL with respect to such Options. The Board shall have the right to take different action under this Section 14.2 with respect to different Key Employees or Directors or different groups of Key Employees or Directors, as the Board deems appropriate under the circumstances.

         SECTION 15.  AMENDMENT OR TERMINATION.

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the proper approval of the shareholders of AHL
(a) to increase the number of shares reserved under Section 3 of this Plan, or
(b) to change the class of employees eligible for Options under Section 6 of this Plan. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (i) the Key Employee or Director consents in writing to such modification, amendment or cancellation, or
(ii) there is a dissolution or liquidation of AHL or a transaction described in
Section 13 or Section 14 of this Plan.

         SECTION 16.  MISCELLANEOUS.

         16.1 NO SHAREHOLDER RIGHTS. No Key Employee or Director shall have any rights as a shareholder of AHL as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Key Employee or Director.

         16.2 NO CONTRACT OF EMPLOYMENT. The grant of an Option to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or services in addition to those rights, if any, expressly set forth in the Option Certificate that evidences his or her Option.

         16.3 WITHHOLDING. Each Option grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Board, or at the Board's discretion, the Committee, directs to satisfy the federal and state tax withholding requirements, if any, that the Board (or the Committee) in its discretion deems applicable to the exercise of such Option. The Board, or at the Board's discretion, the Committee, also shall have the right to provide, in an Option Certificate, that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to an applicable exemption under Rule 16b-3.

         16.4 CONSTRUCTION. This Plan shall be construed under the laws of the State of Georgia.

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         16.5 LOANS. AHL shall not lend money or guarantee loans by third parties to any Key Employee or Director to finance the exercise of any Option granted under this Plan.

              IN WITNESS WHEREOF, AHL Services, Inc. has caused its duly authorized officer to execute this Plan this 27th day of February, 1997 to evidence its adoption of this Plan.


                                     AHL SERVICES, INC.



                                     By: /s/ FRANK A. ARGENBRIGHT, JR.
                                        ------------------------------

                                     Title: Chairman and Co-Chief
                                     Executive Officer


                                      -10-